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                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT
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     THIS AGREEMENT ("Agreement") is made this 11th day of May 1999, between
Birmingham Steel Corporation, a Delaware corporation (the "Company"), and Brian
F. Hill ("Executive").


                                   RECITALS
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     WHEREAS, the Company desires to employ Executive on the conditions set forth below, and to obtain from Executive certain covenants and agreements more fully described below, which covenants and agreements are intended by the parties to inure to the benefit of the Executive and his heirs or legal representatives, and the Company and any of its affiliates, subsidiaries, successors and assigns; and

     WHEREAS, Executive will or may be entrusted with confidential and proprietary business and/or technical information of the Company, trained and instructed with respect to the Company's business and operations, and met and developed relationships with the Company's clients and customers; and

     WHEREAS, Executive desires to accept such employment, subject to all the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing, and in further consideration of the mutual covenants and agreements set forth below, the parties, each intending to be legally bound, covenant and agree as follows:

     1.   Employment.  The Company hereby employs Executive and Executive hereby
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accepts such employment upon the terms and conditions set forth in this
Agreement.

     2.   Duties.  During the Employment Period (as hereinafter defined), the
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Executive shall serve as Chief Operating Officer of the Company and with such duties and responsibilities as are customarily assigned to such position, or such other duties and responsibilities as may from time to time be assigned to him by the Board of Directors of the Company (the "Board") or the Chief Executive Officer of the Company. Executive shall report directly to the Chief Executive Officer of the Company and shall have executive responsibility for the operating results of the Company. The Compensation Committee shall review Executive's performance and duties within one year of the Effective Date of this Agreement in connection with adding, at the sole discretion of the Committee, the title and duties as President. Such other duties assigned to Executive shall be consistent with Executive's basic duties and position as Chief Operating Officer and will not require Executive to violate any laws. Executive shall, at all times during employment, devote substantially
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all of his business time, attention, energies, efforts and skills, with undivided loyalty to the business of the Company, and use his best efforts to promote the interest and business of the Company. While employed with the Company, Executive shall not be engaged in any other business activity in competition with the Company, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. Such prohibition against engaging in other business activities shall not preclude Executive from attending to personal business and investments or from involvement with professional, civic and charitable organizations, as long as such participation does not interfere with Executive's duties to the Company.

     3.   Employment Period.  Unless and until this Agreement is terminated
          -----------------
pursuant to Section 14 hereof, the Company shall employ the Executive for the period commencing on June 21, 1999 (the "Effective Date") and ending on the fifth anniversary of the Effective Date. The term of this Agreement may be extended as mutually agreed by the parties hereto; provided, however, that the Company shall notify the Executive at least 180 days prior to the end of the term, including any extension thereof, of the Company's desire not to extend or further extend the term of this Agreement. The period during which the Executive is employed pursuant to this Agreement, including any extension thereof, shall be referred to as the "Employment Period."

     4.   Compensation and Related Matters.
          --------------------------------

          (a) Base Salary.  During the Employment Period, the Executive shall
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receive an initial annual base salary (the "Base Salary") of $300,000.  The Base
Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. Base Salary shall be reviewed at least annually and shall not be decreased during the term of this Agreement except commensurate with a reduction in senior executive salaries generally.

          (b) Bonus.  During the Employment Period, the Executive shall be
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eligible to receive cash bonuses as part of the Company's Management Incentive
Bonus Plan at 50% of Base Salary for achievement of 100% of target goals, with a maximum bonus of 150% of Base Salary; provided, however, that the Executive shall receive on or before September 15, 1999 a cash bonus for the 1999 fiscal year (ending June 30, 1999) equal to $150,000.

          (c) Restricted Stock Award. As of the Effective Date, the Company
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shall grant to Executive eight thousand (8,000) shares of restricted common stock ("Restricted Shares") pursuant to the terms of the Company's 1997 Management Incentive Plan; provided, however, that one-fourth (1/4) of such Restricted Shares shall vest in Executive and become nonforfeitable upon each of the first four anniversaries of the Effective Date.

          (d) Executive Retirement and Compensation Deferral Plan.  Executive
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shall be entitled to participate in the Company's Executive Retirement and
Compensation Deferral Plan pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's senior executives generally. Executive shall be credited with sufficient years of service with Cargill Incorporated to allow him to qualify for retirement under the Executive Retirement and Compensation Deferral Plan upon attainment of age 60.

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          (e) 401(k) Plan and Stock Accumulation Plan(s).  Executive shall be
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entitled to participate in the Company's 401(k) Plan and the Stock Accumulation
Plan(s) pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally.

          (f) Stock Option Plan(s).  Executive shall be entitled to participate
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in the Company's stock option plan(s) pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally but including options for not less than 50,000 shares in August of both 2000 and 2001 in accordance with the Company's normal schedule for granting options; provided, however, that the Company will grant to the Executive, effective as of the Effective Date, the option to purchase one hundred thousand (100,000) shares of the Company's common stock (the "Initial Options") at an option price equal to the closing price quoted on the New York Stock Exchange on the date of the grant. Such options shall, to the greatest extent possible, qualify as incentive stock options under Code Section 421, except that, if permitted by the relevant stock option plan, the options shall be exercisable for a period of not less than one year after the Executive's employment ends pursuant to a Termination Without Cause or Resignation for Good Reason, unless otherwise extended by the Compensation Committee. The Initial Options shall become exercisable as to 20% of the number of shares of common stock subject thereto upon each of the first five anniversary dates of the Effective Date if the Executive remains employed by the Company as of such dates or as otherwise provided herein.

          (g) Welfare Benefit Plans and Fringe Benefits.  Executive shall be
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entitled to participate in the Company's medical and dental plans, group life, accidental death and travel accident insurance plans and disability insurance plans pursuant to the terms and conditions thereof and on terms at least as favorable as those provided to the Company's executives generally. Nothing in this Agreement shall preclude the Company or any affiliate of the Company from terminating or amending any general employee benefit plan or program from time to time; provided such amendment applies to senior executives generally and does not reduce any benefits accrued prior to the date of such amendment. Executive shall be entitled to all fringe benefits that are available to the Company's executives generally.

          (h) Vacation.  Executive shall be entitled to twenty (20) days of
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vacation during the initial year of employment and each year of full employment thereafter, exclusive of legal holidays, as long as the scheduling of the Executive's vacation does not interfere with the Company's normal business operations.

          (i) Initial Employment Bonus.  The Company shall pay to Executive a
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cash bonus of $538,000 payable six (6) months from the Effective Date if
Executive is employed by Company at that time; provided, that should the Employment Period end prior to the first anniversary of the Effective Date because of a Termination for Cause or Resignation other than for Good Reason as defined in Section 14(g), then Executive shall repay to the Company such Initial Bonus.

          (j) Reimbursement of Expenses.  Executive may from time to time until
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Termination of this Agreement incur various business expenses customarily incurred by persons holding positions of like responsibility, including, without limitation, travel, entertainment and

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similar expenses incurred for the benefit of the Company. Subject to the
Company's policy regarding the reimbursement of such expenses as in effect from time to time during the Employment period, the Company shall reimburse the Executive for such reasonable expenses from time to time and the Executive shall account for his expenses in accordance with the practices applicable to other senior executives of the Company.

          (k) Reimbursement of Relocation Expenses.  The Company shall reimburse
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certain relocation expenses including payment of real estate commissions on the sale and purchase of his existing and any new residence incurred by Executive in relocating to Birmingham, Alabama pursuant to the terms and conditions of the Company's policies therefor and on terms at least as favorable as those provided to the Company's executives generally.

          (l) Executive Severance Plan.  The Executive shall, immediately upon
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his employment, become eligible for and participate in the Company's Executive
Severance Plan, or any successor plan, for the Employment Period.

          (m) Miscellaneous Fringe Benefits.  During the Employment Period, the
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Company shall pay the Executive an amount equal to the monthly dues incurred by the Executive for membership in a country club located in the greater Birmingham, Alabama area, which amount shall be paid in accordance with the Company's regular payroll practices for its senior executives, as in effect from time to time. Such amount shall be treated as additional current cash compensation to the Executive, and shall not be subject to increase over the initial amount thereof. In addition, the Company shall pay directly or, in the event the Executive pays, reimburse the Executive, for the initiation fee for membership in such country club. In the event the initiation fee includes an equity interest in such country club, the equity interest shall be owned by the Company.

     5.   Assignment of Inventions.  Executive agrees, without further
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consideration, that all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not patentable or subject to any copyright and/or trade secret laws, or whether or not reduced to practice, conceived or learned during employment, either alone or jointly with others (all of which will be collectively referred to hereinafter as "Inventions"), which result in any way or to any extent from the current or proposed business activities of the Company or from the use of the Company's time, premises or property are hereby assigned to, and constitute the exclusive property of, the Company. Executive understands that the obligations imposed by this paragraph apply without regard to whether an idea for an Invention occurs on the job, at home, or elsewhere, and agrees to disclose all Inventions promptly and completely to the Company. Executive agrees to assist, during and after employment, without charge, but at the Company's expense, in the preparation, execution and delivery of any documents which may be necessary or desirable in the Company's opinion to perfect the right, title and interest of the Company to any Inventions, and to assist in any proceedings which may be necessary or desirable in the Company's opinion to perfect the Company's right and title to and interest in any Invention. Executive further agrees to disclose immediately to the Company every Invention that Executive may make or conceive, either alone or jointly with others, within one year after termination of employment for any reason with the Company, if and to the extent the Invention results from any work for the Company, any use of the

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Company's premises or property, or any use of the Company's Confidential
Information (as hereinafter defined in Section 7).

     6.   Return of the Company's Property.  Executive agrees that all
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memoranda, notes, records, drawings, forms, computer software or listings, business records, manuals, and any and all other documents, materials or tangible objects made, prepared or created by Executive during the period and/or within the scope of employment, or made available to Executive by the Company during employment, shall be delivered to the Company upon termination of employment, or at any other time upon the Company's request.

     7.   Non-disclosure.  Executive recognizes that his position with the
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Company is one of trust and confidence, and by reason of such employment,
Executive will or may have or has had access to confidential and proprietary business and/or technical information. Such confidential and proprietary business or technical information includes, for example, but without limitation, trade secrets, processes, formulae, data, algorithms, source code, object code, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors which the Company has taken reasonable steps to protect the confidentiality thereof (all of which is collectively referred to in this Agreement as "Confidential Information"). Executive agrees to use his best efforts to protect this Confidential Information, and shall not, either during or anytime after employment, directly or indirectly, use for his benefit or for the benefit of another, or disclose to any third party, person, firm, or corporation, any Confidential Information without the Company's prior written consent.

     8.   Non-solicitation of Employees.  During employment and for twenty-four
          -----------------------------
(24) months after either a voluntary or involuntary termination of employment, Executive agrees that he will not directly, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise or in any other capacity (i) solicit for employment any employee of the Company, or (ii) attempt to induce or influence any person to leave the Company's employment.

     9.   Non-solicitation of Customers.  Executive acknowledges and agrees that
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all persons for or to whom the Company has, at any time during the Employment
Period, sold, leased, provided, and/or distributed goods and/or services are and shall be construed as the customers (hereinafter "Customers") of the Company for purposes of this Agreement. Executive agrees that he will not in any way, directly or indirectly, during employment or within twenty-four (24) consecutive months after either a voluntary or involuntary employment termination either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise or in any other capacity contact, solicit or do business, directly or indirectly, with any Customer of the Company in competition with the business of the Company or any of its subsidiaries, affiliates, successors or assigns. The above twenty-four
(24) month period shall be extended by any period of time during which Executive is in default or breach of the covenants contained in this paragraph.

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     10.  Covenant Not to Compete.  Executive hereby covenants and agrees that
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he will not, while employed with the Company and for a period of twenty-four
(24) consecutive months immediately following termination of employment for any reason, directly or indirectly, either individually or as a stockholder, director, officer, consultant, independent contractor, employee, agent, member or otherwise of or through any corporation, partnership, association, joint venture, firm, individual or otherwise, or in any other capacity compete, directly or indirectly, with or in the business of the Company or any of its subsidiaries, affiliates, successors or assigns in any geographic area in which the Company or any of its subsidiaries or affiliates does business; provided, however, that nothing contained in this Section 10 shall preclude Executive from owning one percent (1%) or less of any publicly traded company or owning any portion of an entity which derives less than five percent (5%) of its revenues from business that is competitive with the Company. Nothing herein shall preclude the Executive from holding shares of Cargill Incorporated which the Executive shall acquire in the future as a result of exercising stock options for the purchase of stock of Cargill Incorporated provided such options were granted to Executive prior to the Effective Date. Executive agrees that the above twenty-four (24) month period shall be extended by any period of time during which Executive is in default or breach of the covenants contained in this paragraph.

     11.  Remedy for Breach.  Both the Company and Executive agree that in the
          -----------------
event Executive shall, without the written consent of the Company, violate those covenants of non-disclosure, non-solicitation and non-competition contained in paragraphs 7, 8, 9 and 10 above, then the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction to enforce the specific performance of this Agreement by Executive or to enjoin Executive from committing any violations of any of the provisions of this Agreement, or from performing services for any such other person, firm, partnership or corporation during the period contracted for in this Agreement, without the necessity of showing actual damage or furnishing a bond or other security; provided, however, that nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy available to it for such breach, including the recovery of damages from Executive. If the Company breaches any of its obligations to the Executive following his voluntary or involuntary termination of employment under paragraphs 14(c) through (f), then the covenants of non-disclosure, non-solicitation and non-competition contained in paragraphs 7, 8, 9 and 10 above shall immediately become void and of no effect; provided that, the Executive had delivered to Company, within thirty (30) days of such breach, written notice describing in detail such breach and the Company has not cured such breach within thirty (30) days thereafter.

     12.  Arbitration.  Any claim or controversy between the parties to this
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Agreement which arises out of or relates to this Agreement, the business of the
Company, Executive's employment with the Company, or any other relationship between Executive and the Company, including, but not limited to, any claim that the Executive has been discriminated against in violation of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974 or any other federal or state law, including, without limitation, any state or federal common law, shall be resolved exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as in effect on the Effective Date of this Agreement, and judgment upon an award

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rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except that neither the Company or Executive may compel arbitration over disputes or controversies arising out of an alleged breach by Executive of those covenants of non-disclosure, non-solicitation, and/or non-competition contained in paragraphs 7, 8, 9 and 10 above. In deciding any claim or controversy between the parties and rendering an award, the arbitrator or arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Alabama. Any arbitration proceedings shall be held in Birmingham, Alabama, or in such other place as may be selected by mutual agreement of the parties. All costs of the arbitration, including, without limitation, all fees paid to the arbitrator or arbitrators, shall be paid by the Company. The arbitrator(s) shall have the authority to award any relief available in law or equity, pursuant to the underlying legal claim or claims, as would be available to Executive had he brought suit in court.

     13.  Reasonableness Acknowledgment. The parties have carefully read this
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Agreement and have given and do now give careful consideration to the restraints imposed by this Agreement and are in full accord as to their necessity for the reasonable and proper protection of the Company's business. Executive agrees and declares that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period, and geographical area. Irrespective of the manner of any employment termination, the restraints imposed by this Agreement shall be operative during their full time periods. Executive further acknowledges that he has been given an opportunity to thoroughly read and review this Agreement.

     14.  Termination of Employment.
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          (a) Termination of the Employment Period. Unless the parties mutually
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agree to extend the term of this Agreement, the Employment Period shall end upon the earliest to occur of (i) a termination of the Executive's employment on account of the Executive's death or Disability, (ii) a Termination for Cause,
(iii) a Termination Without Cause, (iv) a Resignation by Executive for Good Reason, (v) a Resignation by Executive other than for Good Reason, or (vi) the fifth anniversary of the Effective Date.

          (b) Benefits Payable Upon Termination for Cause or Resignation Other
              ----------------------------------------------------------------
than for Good Reason. In the event of the Company's Termination for Cause or a
--------------------
Resignation by the Executive other than for Good Reason, the Company shall pay to Executive in cash in a single lump sum as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period the aggregate of the Earned Salary and all accrued vacation of Executive through the end of the Employment Period. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued except as otherwise expressly modified by this Agreement. The Company shall have no further obligations to Executive.

          (c) Benefits Payable Upon Death or Disability of  Executive.
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              (i) Upon the Termination of this Agreement as a result of the
Executive's death or Disability preventing further employment, the Company shall pay to Executive or, in the event of Executive's death, to the Executive's named Beneficiary or the estate of Executive, in a

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single lump sum cash payment as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period, the aggregate of
(A) Executive's Earned Salary and all accrued vacation of Executive through the date of Termination; (B) Executive's Base Salary for the twelve (12) month period immediately following such date of Termination; and (C) an amount equal to the pro rata portion of the target bonus for which the Executive would have been eligible with respect to the period between the first day of the fiscal year in which the death or Disability occurs and the last day of the period specified in subparagraph (B) above (regardless of whether such target bonus has been achieved or whether conditions of such target bonus are actually fulfilled). In addition, the Executive, or the estate of the Executive, shall be 100% vested with respect to the restricted stock and stock options referenced in Sections 4(c) and 4(f) hereof. Vested Benefits shall be payable in accordance with the terms of the plan, policy, practice, program, contract or agreement under which such benefits have been awarded or accrued except as otherwise expressly modified by this Agreement.

              (ii) Whenever compensation is payable to the Executive hereunder during a period in which he has a Disability preventing employment, and such Disability preventing employment would (except for the provisions hereof) entitle the Executive to Disability income or salary continuation payments from the Company according to the terms of any plan or program maintained or established by the Company during the Employment Term, the Disability income or salary continuation paid to the Executive pursuant to any such plan or program shall be considered a portion of the payment to be made to the Executive pursuant to this Paragraph and shall not be in addition hereto. If Disability income is payable directly to the Executive by a third party under the terms of a policy paid for by the Company, the amounts paid to the Executive by such third party shall be considered a portion of the payment to be made to the Executive pursuant to this Paragraph and shall not be in addition hereto.

          (d) Benefits Payable Upon Termination Without Cause. If the Company
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effectuates a Termination Without Cause, then the Executive shall be entitled to receive the greater of (i) the amount that would be received if the Company continued to pay the Executive's then Base Salary and an amount equal to the target bonus (paid in accordance with the timing of payments to other executives generally) for which the Executive would have been eligible (regardless of whether such target bonus has been achieved or whether conditions of such target bonus are actually fulfilled) until the fifth anniversary of the Effective Date or (ii) that amount, if any, payable to Executive pursuant to the terms and conditions of the Company's Executive Severance Plan. It is understood and agreed that Executive shall not be eligible to receive both the continuation of Base Salary for the remaining term of this Agreement and severance benefits under the Company's Executive Severance Plan or other severance policies upon a Termination Without Cause. The Company shall continue at its own expense the benefits described in Section 4(g) to Executive and/or Executive's family until the fifth anniversary of the Effective Date; provided, however, that the Executive's participation in the Company's welfare benefit plans shall cease on any earlier date that the Executive becomes eligible for comparable welfare benefits from a subsequent employer. In the event that the Company is prevented by law or by the terms of any insurance policy from including the Executive in an employee benefit plan or program, the Company shall pay the Executive the cost of obtaining comparable or alternative or individual coverage elsewhere, provided such costs shall be limited to 150% of the costs of coverage under the Company's plan for comparable coverage.

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In addition, the Executive, or the estate of the Executive, shall be 100% vested with respect to the restricted stock and stock options referenced in Sections 4(c) and 4(f) hereof. Notwithstanding any other provision to the contrary contained in this Agreement, in the event of a Termination Without Cause, a twelve (12) month period shall be substituted for the twenty-four (24) month periods referenced in the Non-Solicitation and Covenant Not to Compete provisions of Paragraphs 8, 9 and 10 hereof.

          (e) Benefits Payable Upon Resignation for Good Reason. If the
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Executive effectuates a Resignation for Good Reason within two years from the
Effective Date, the Company shall pay to Executive in a single lump sum cash payment as soon as practicable, but in no event more than thirty (30) days following the end of the Employment Period, the Executive's Earned Salary and all accrued vacation of Executive through the date of Termination and the Company shall continue to pay in accordance with the Company's normal payroll practices amounts equal to the aggregate of (i) Executive's Base Salary for the twenty-four (24) month period immediately following such date of Termination and
(ii) an amount equal to a pro rata portion of the target bonus for which the Executive would have been eligible with respect to such twenty-four (24) month period (regardless of whether such target bonus has been achieved or whether conditions of such target bonus are actually fulfilled). In addition, Executive shall be 100% vested with respect to the restricted stock and stock options referenced in Section 4(c) and (f) hereof upon a Resignation for Good Reason within two years from the Effective Date.

          (f) Nonrenewal of Agreement. If the Company does not extend or further
              -----------------------
extend the term of this Agreement for any reason, the Company shall pay to Executive in accordance with the Company's normal payroll practices amounts equal to the aggregate of (i) Executive's Base Salary for a minimum period of six (6) months immediately following the end of the Employment Period and (ii) an amount equal to a pro-rata portion of the target bonus for which Executive would have been eligible with respect to the period of payment of Base Salary under clause (i) above following such a nonrenewal (regardless of whether such target bonus has been achieved or whether conditions of such target bonus are actually fulfilled). Notwithstanding any other provision to the contrary contained in this Agreement, in the event of a nonrenewal of this Agreement, a period equal to the period for which payments are made under clause (i) above shall be substituted for the twenty-four (24) month periods referenced in the Non-Solicitation and Covenant Not to Compete provisions of Paragraphs 8, 9 and 10 hereof.

          (g) Definitions. For purposes of this Agreement, the following
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capitalized terms are defined as follows:

     "Disability" shall be deemed the reason for the termination of the Executive's employment, if, as a result of the Executive's incapacity, due to a physical or mental impairment that substantially limits one or more major life activities and renders Executive unable to perform the essential functions of his position as Chief Operating Officer with or without reasonable accommodation. In the event of "Disability" without "Disability preventing employment," the Executive shall be entitled to compete with other applicants for assignment to another vacant position. "Disability preventing employment" shall mean a Disability that prevents the Executive from performing any vacant position with the Company either with or without reasonable accommodation.

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     "Earned Salary" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends pursuant to Paragraph 14(a).

     "Good Reason" means, without Executive's written consent: (i) any reduction in Executive's Base Salary, target bonus or the number of paid vacation days (other than as part of a general reduction in any such amounts for executives generally); (ii) any material reduction in the perquisites and other benefits to Executive (other than as part of a general reduction in such amounts for executives generally); (iii) assignment of duties materially inconsistent with Executive's position with the Company, or any material adverse change in Executive's authority, responsibilities, title or position with the Company;
(iv) the breach of the Company of a material provision of this Agreement; or (v) the Company's failure to obtain an assignment of this Agreement to a successor under Section 15 hereof. The parties acknowledge that the Company's failure to designate Executive as President shall not constitute "Good Reason" for purposes of this Agreement.

     "Resignation" means a termination of the Executive's employment by the Executive. Executive must give at least thirty (30) days prior written notice to the Company of his resignation.

     "Termination for Cause" means a termination of the Executive's employment by the Company in the good faith judgment of the Company due to (i) the Executive's conviction of any felony or (ii) the Executive's (A) failure to perform the duties assigned to him by the Board or failure to carry out any directive of the Board (other than by reason of death, illness or incapacity or following Resignation with Good Reason), (B) failure to conduct himself in an ethical manner, (C) conviction of any misdemeanor involving fraud or dishonesty or material breach of any provision of this Agreement either of which has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries, or (D) willful fraud or wilful misappropriation of funds or property of the Company; provided that, with respect to the events described in clauses (ii)(A) and (B) above, the Company had delivered to Executive, within thirty (30) days of such failure, written notice describing in detail the failure and the Executive has not cured such failure within thirty
(30) days thereafter.

     "Termination Without Cause" means any termination of the Executive's employment by the Company other than a Termination for Cause. Neither the Executive's death nor Disability shall give rise to a Termination Without Cause.

     "Vested Benefits" means amounts which are vested or which the Executive is otherwise entitled to receive under the terms of or in accordance with any plan, policy, practice or program of, or any contract or agreement with, the Company or any of its subsidiaries, at or subsequent to the date of his termination without regard to the performance by the Executive of further services or the resolution of a contingency.

          (h) Full Discharge of the Company's Obligations. The amounts payable
              -------------------------------------------
to the Executive pursuant to this Paragraph 14 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of the Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon the Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to the Executive in connection with this Agreement or otherwise in connection with the Executive's employment with the Company and its subsidiaries.

     15.  Survival and Assignment. Executive understands that certain of the
          -----------------------
covenants and obligations imposed by this Agreement shall survive the termination of Executive's employment with the Company regardless of the manner of any employment termination. The parties acknowledge and understand that the privileges, benefits, and obligations of this Agreement shall inure to the benefit of and be binding on the Executive's heirs and legal representatives, and are intended to inure to the benefit of all corporate affiliates, subsidiaries, successors and assigns of the Company.

     16.  Beneficiary. If Executive dies prior to receiving all of the amounts
          -----------
payable to him in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries (each, a "Beneficiary") designated by
                                                     -----------
Executive in writing to the Company during his lifetime, or if no such Beneficiary is designated, to Executive's estate. Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

     17.  Waiver. Executive agrees that any failure on the part of the Company
          ------
to demand rigid adherence to one or more of the provisions of this Agreement, on one or more occasions, shall not be construed as a waiver, estoppel, or release, nor shall any such failure ever deprive the Company of the right to insist upon strict compliance.

     18.  Severability. If for any reason any paragraph, section, portion or
          ------------
provision of this Agreement shall be held by a court or other tribunal to be invalid or unenforceable, it is agreed by both parties that such a holding shall not affect the enforceability of any other paragraph, section, portion or provision of this Agreement. The parties further agree that a court may modify any provision of this Agreement rather than hold the provision invalid or unenforceable to effectuate the provision's intent to the fullest extent possible.

     19.  Attorney's Fees. The Company shall pay to the law firm of Lindquist &
          ---------------
Vennum, P.L.L.P.; Minneapolis, Minnesota, all reasonable attorneys's fees and expenses up to $10,000 incurred by Executive in connection with its representation of Executive in the preparation and negotiation of this Agreement. If any party to this Agreement breaches or violates any of the terms of this Agreement, then that party shall pay to the non-defaulting party all of the non-defaulting party's costs and expenses, including attorney's fees, incurred by that party in enforcing the terms of this Agreement.

     20.  Indemnification. The Company will indemnify the Executive in
          ---------------
accordance with the Company's by-laws and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers.

     21.  Governing Law. The parties acknowledge and agree that the principal
          -------------
place of business of the Company is located in the State of Alabama, and that this Agreement shall be considered to have been made in Alabama, and the laws applicable in the State of Alabama shall govern this Agreement without regard to the place of Executive's execution of the Agreement or performance.

     22.  Notices. All notices and other communications required or permitted
          -------
hereunder or necessary or convenient herewith shall be in writing and shall be deemed given only when received. Unless changed by a written notification, the addresses for the parties are as follows:

          If to the Company:
          -----------------

          Birmingham Steel Corporation
          1000 Urban Center Drive, Suite 300
          Birmingham, Alabama 35242
          Attention: Chief Executive Officer

          If to the Executive:
          -------------------

          Brian F. Hill
          5507 Butternut Circle
          Minnetonka, Minnesota 55343



          With a copy to:
          --------------

          Edward J. Wegerson
          Lindquist & Vennum, P.L.L.P.
          4200 IDS Center
          Minneapolis, Minnesota 55402

     23.  Entire Agreement. This Agreement supersedes all prior Agreements and
          ----------------
understandings between the parties with respect to the matters covered herein, and may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in a writing, signed by an authorized officer or representative of the party against whom the same is sought to be enforced.

     24.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed to be an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, Executive and the Company have caused this Agreement to be executed, both intending to be fully and legally bound.

                              NOTICE TO EXECUTIVE
                              -------------------

This Agreement affects important rights. Do not sign this Agreement unless you have read it carefully, and are satisfied that you understand it completely.

                                  EXECUTIVE:


Witness:______________________    _____________________________________________
                                  (Signature)

Dated:________________________    Brian F. Hill
                                  ---------------------------------------------

                                  COMPANY:


                                  BIRMINGHAM STEEL CORPORATION


Witness:______________________    By:__________________________________________
Dated:________________________    Its:_________________________________________